EXHIBIT 5.1

Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, NY 10158

November 23, 2012

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Blue Earth, Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale of up to 8,832,126 Common Stock purchase warrants (“Warrants”) and the underlying shares of Common Stock, $.001 par value per share (the “Common Stock”), an aggregate of 5,801,190 shares of Common Stock underlying outstanding preferred stock and 10,882,145 other shares of the Company’s common stock, or an aggregate of 25,515,461 shares of Common Stock pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) last filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on this date.

The Warrant Shares being registered under the Registration Statement consist of: (i) an aggregate of 5,927,616 shares issuable upon the exercise of Class A warrants issued to all stockholders of record as of December 31, 2010; (ii) 1,489,250 shares issuable upon exercise of each of Class A Warrants issued to investors in the Company’s September 2011 Preferred Stock Offering; (iii) 1,415,260 shares issuable upon exercise of Class A Warrants issued in the 2012 Preferred Stock Offering; (iv) 1,160,000 shares issuable upon the exercise of 1,160,000 Warrants issued to the Company’s investor relations firm and its employee; (v) 3,285,000 shares issuable upon the exercise of warrants issued in the 2009 private placement; (vi) 57,500 shares issued upon the exercise of 2009 placement agent warrants; (vii) 700,000 shares issuable upon exercise of warrants issued to two consultants; (viii) 500,000 shares issuable upon exercise of warrants issued to the Company’s Chairman of the Board (ix) 108,000 shares issuable upon exercise of placement agent warrants issued in the 2011 and 2012 Preferred Stock Offerings; (x) 75,000 shares of Common Stock issuable upon exercise of Warrants issued under the May-August  2012 Bridge Loan; and (xi) 4,000,000 shares issuable upon exercise of warrants issued to officers of the Company and their assignees for estate planning purposes.

The Registration Statement includes 2,970,670 shares of Common Stock issuable upon conversion of Series A Preferred Stock issued in the 2011 Preferred Stock Offering and 2,830,520 shares issuable upon conversion of Series B Preferred Stock issued in the 2012 Preferred Stock Offering.  The Registration Statement also includes 334,368 shares of Common Stock issued and outstanding to two former and four current consultants, 38,209 shares to a former officer, 100,000 shares of Common Stock issued to the Chairman of the Board, 14,535 shares issued to this law firm, and 509,533 restricted shares issued to a former owner of Xnergy, Inc.  All of these shares of our common stock; however, not the warrants or options are being offered for resale by the selling stockholders.

This opinion letter (the “Opinion Letter”) is being rendered in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the “Documents”):

(a) The Company’s Certificate of Incorporation, filed as Exhibit 3.1 to this Registration Statement, as amended;

(b) The Company’s By-Laws, filed as Exhibit 3.3 to this Registration Statement;

(c) The Company’s Specimen Certificate for the Common Stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for December 31, 2010;

(d) The Company’s Form of Investor Warrant, filed as an exhibit to the Company’s current report on Form 8-K filed on November 5, 2009, as amended on November 16, 2009 and December 14, 2009;

(e) The Company’s Form of Placement Agent Warrant filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 5, 2009, as amended on November 16, 2009 and December 14, 2010;

(f) The Company’s Form of Funding Class A Warrant filed as an exhibit to the Company’s Annual Report on Form 10-K for December 31, 2010, as amended (“2010 Form 10-K”);

(g) The Company’s Form of Funding Class B Warrant filed as an exhibit to the 2010 Form 10-K;

(h) The Company’s Form of Funding Class C Warrant filed as an exhibit to the 2010 Form 10-K;

(i) The Company’s Form of Class A Warrant issued in the 2011 and 2012 Preferred Stock Offering, filed as an exhibit to the Current Report on Form 8-K/A filed on September 29, 2011;

(j) The Company’s Form of Class B Warrant issuable in the 2011 and 2012 Preferred Stock Offering;

(k) The Company’s Form of Class C Warrant issuable in the 2011 and 2012 Preferred Stock Offering;

(l)  The Company’s Form of Placement Agent Warrants issued in the 2011 and 2012 Preferred Stock Offering;

(m) The Company’s Warrants dated as of December 21, 2010 filed as an exhibit to the Company’s 2010 Form 10-K;

(n) Form of Warrant Agreement dated May 14, 2012 issued in connection with our May-August 2012 Bridge Financing;

(o) The Company’s Management Warrants filed as an exhibit to the 2010 Form 10-K;

(p) The Company’s Performance Warrants filed as an exhibit to the Registration Statement on Form S-8;

(q) The Company’s Warrant issued in February 2011 to our Chairman of the Board;

(r) The Form of warrant issued to our investor relations firm and its employee in April 2012.

(s) The form of warrant issued in May 2012 to two Consultants.

(t) The Certificate of Designations and Preferences for Series A Preferred Stock filed with the Secretary of State of Nevada on September 28, 2011;

(u)  The Certificate of Designations and Preferences for Series B Preferred Stock filed with the Secretary of State of Nevada on March 30, 2012;

(v)

 The Company’s corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company;

(w) The Company’s stock and warrant transfer ledgers and records.

        The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with Dr. Johnny R. Thomas, President and Chief Executive Officer with respect to the Documents (as defined below), (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of public sources of law as we have deemed necessary.

  The opinions expressed herein are limited to the laws of the State of New York, the general corporate laws of the State of Nevada, and Federal law of the United States of America, including the statutory provisions, and  applicable provisions of the Nevada Constitution, Nevada Revised Statutes, and the reported judicial decisions interpreting those laws and to Federal law of the United States of America currently in effect.

  Based upon and subject to the foregoing, we are of the opinion that:

  The Warrants and Warrant Shares have been duly authorized, and upon the exercise and payment of the Warrants as described in the Registration Statement, the Warrant Shares will be lawfully and validly issued, fully paid and non-assessable.  The Company is validly existing, has the power to create the Warrants and has taken the required steps to authorize entering into the Warrants under the laws of Nevada.  Accordingly, the Warrants are binding obligations under the laws of the jurisdictions governing the Warrants.

  The shares of Common Stock underlying the Preferred Stock have been duly authorized and upon the conversion of the Preferred Stock as described in the Registration Statement, the underlying Common Stock will be lawfully and validity issued, fully paid and non-assessable.

  We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.

  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

  The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,

DAVIDOFF HUTCHER & CITRON LLP

/s/ Elliot H. Lutzker

Elliot H. Lutzker, Partner